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                                                                     Exhibit 5.1

                          FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                         New York, New York 10103-3198
                                                                    houston
                                                                washington, d.c.
                                                                     austin
                                                                  san antonio
                                                                     dallas
                                                                    new york
                                                                  los angeles
                                                                   minneapolis
                                                                     london
                                                                    hong kong


                                                      February 16, 2001


LaBranche & Co Inc.
One Exchange Plaza
New York, NY 10006

Ladies and Gentlemen:

         We have acted as counsel for LaBranche & Co Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") which the Company filed on February 16, 2001 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to up to a total of 9,700,000 shares of the Company's common stock, par value $.01 per share (the "Common Shares"), and up to 130,000 shares of the Company's Series A preferred stock, par value $.01 per share (the "Preferred Shares"), which the Company will issue in connection with its pending merger of ROBB PECK McCOOEY Financial Services, Inc. ("RPM") with and into the Company (the "Merger"), pursuant to a certain Agreement and Plan of Merger dated as of January 18, 2001, by and between the Company and RPM, as amended on February 16, 2001 (the "Merger Agreement"). The Company will issue such Common Shares and Preferred Shares to the former holders of the common stock of RPM pursuant to the Merger Agreement.

         In this connection, we have examined: (i) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors approving the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Shares and Preferred Shares and approving the preparation and filing of the Registration Statement; (iii) the Merger Agreement and the other transaction documents; (iv) the Registration Statement; and (v) certain officers' certificates and such other documents as we have deemed appropriate or necessary for purposes of rendering the opinion hereinafter expressed.

         In rendering the opinion expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Common Shares and the Preferred Shares are duly authorized, and when issued at the closing of the Merger pursuant to the Merger Agreement, will be legally issued, fully paid and non-assessable.

         We have made such investigation of the General Corporation Law of the State of Delaware (the "DGCL") as we have considered appropriate for the purpose of rendering the opinions expressed above. This opinion is limited to the Federal law of the United States and the DGCL.

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February 16, 2001
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinion expressed herein is solely for your benefit and may be relied upon only by you.

                                          Very truly yours,

                                          /s/ Fulbright & Jaworski L.L.P.